Exhibit 99.1

GREENHUNTER ENERGY ANNOUNCES PRICING OF

PUBLIC OFFERING OF 10.0% SERIES “C”

PERPETUAL PREFERRED STOCK

GRAPEVINE, TEXAS, JULY 25, 2012—GreenHunter Energy, Inc. (NYSE MKT: GRH) (the “Company”), a diversified renewable energy company predominately focused on water resource management in the unconventional oil and natural gas shale resource plays, announced today that it has priced a best-efforts public offering of 425,000 shares of its non-convertible 10.0% Series C Cumulative Preferred Stock (liquidation preference of $25.00 per share) at a public offering price of $21.00 per share. The offering is expected to close on July 31, 2012. Upon issuance, the Company anticipates that the 10.0% Series C Cumulative Preferred Stock will be listed for trading on the NYSE MKT under the ticker symbol “GRH.PR.C.”

MLV & Co. acted as sole book runner for the offering. National Securities Corporation, Northland Capital Markets and Livingston Securities acted as co-managers.

The net proceeds to the Company from the offering will be approximately $8.3 million, after deducting underwriting discounts, commissions and estimated offering expenses. The Company intends to use net proceeds from the offering for capital expenditures, working capital, development and acquisitions, directly or indirectly, of salt water disposal facilities, repayment or refinancing of indebtedness, investments in its subsidiaries, or general corporate purposes. Pending any specific application, the Company may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

The offering is being made pursuant to a registration statement that the Company previously filed with, and was declared effective by, the Securities and Exchange Commission (the “SEC”). A final prospectus relating to the offering will be filed with the SEC. Copies of the final prospectus may be obtained for free by visiting EDGAR on the SEC website at www.sec.gov or by written request to GreenHunter Energy, Inc., 1048 Texan Trail, Grapevine, Texas 76051, Attention: Investor Relations.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About GreenHunter Energy, Inc.

GreenHunter Energy, Inc. is a diversified renewable energy company predominately focused on water resource management in the unconventional oil and natural gas shale resource plays. Through its wholly owned subsidiary, GreenHunter Water, LLC, the Company provides Total Water Management Solutions™ in the oilfield. An understanding that there is no single solution to E&P fluids management shapes GreenHunter’s technology-agnostic approach to services. In addition to licensing of and joint ventures with manufacturers of mobile water treatment systems (Frac-CycleTM), GreenHunter Water is expanding capacity of salt water disposal facilities, next-generation modular above-ground storage tanks (MAG Tank™), advanced hauling and fresh water logistics services—including 21st Century tracking technologies (RAMCATTM) that allow Shale producers to optimize the efficiency of their water resource management and planning while complying with emerging regulations and reducing cost.

Additional information about GreenHunter Water may be found at www.GreenHunterWater.com

Forward-Looking Statements

Any statements in this press release about future expectations and prospects for GreenHunter Energy and its business and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the substantial capital expenditures required to fund its operations, the ability of the Company to implement its business plan, government regulation and competition. GreenHunter Energy undertakes no obligation to update these forward-looking statements in the future.

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For Further Information Contact:

GreenHunter Energy, Inc.

Jonathan D. Hoopes

President & COO

1048 Texan Trail

Grapevine, TX 76051

Tel: (972) 410-1044

jhoopes@greenhunterenergy.com